Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

Cary Grossman

Chief Executive Officer

(713) 722-7808

cgrossman@cmgrossman.com

Investor Relations:

BPC Financial Marketing

John Baldissera

800-368-1217

Coastal Bancshares Acquisition Corp. Provides Additional

Information Regarding Special Meeting Related to Merger with Intercontinental

Houston, TX, September 25, 2006 – Coastal Bancshares Acquisition Corp. (OTCBB: CBAS, CBASU, CBASW) (“Coastal” or the “Company”), a public company a public company organized to complete a business combination with a commercial bank or bank holding company, provides some additional information with respect to its upcoming special meeting of stockholders related to its merger with Intercontinental National Bank Shares Corporation (“Intercontinental”). As previously announced, Coastal and Intercontinental have entered into a definitive merger agreement pursuant to which, and subject to the approval of Coastal’s stockholders’, Coastal will acquire Intercontinental in an all cash transaction.

•	The record date for the stockholders’ meeting to vote on the merger and related resolutions is the close of business on September 27, 2006, and the stockholder meeting date is October 26, 2006.

•	Coastal’s cash liquidation value per share as of August 31, 2006 was approximately $5.46 per share.

•	As of September 25th, current trading prices of Coastal common stock were below the estimated liquidation value per share.

•	Coastal warrant holders are not entitled to vote in the special meeting.

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If holders of 20% or more of Coastal’s common stock vote against the merger with Intercontinental then Coastal will be required to liquidate. Coastal’s warrants are not entitled to participate in the proceeds from this liquidation.

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In order to vote in the special meeting, you must own Coastal common stock as of the close of business on the record date. The latest date to purchase Coastal common stock and to be able to vote is Wednesday, September 27, 2006.

Coastal stockholders can obtain a free copy of the proxy statement related to the special meeting, as well as other filings containing information about Coastal, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Coastal on the Company’s website (www.coastalbancshares.net) or by directing a request to Coastal Bancshares Acquisition Corp., 9821 Katy Freeway, Suite 101, Houston, TX 77024.

Forward Looking Statements

This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Coastal's and Intercontinental's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transactions by the stockholders of the companies; the number and percentage of Coastal stockholders voting against the merger; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals, if any, whether certain market segments grow as anticipated; the competitive environment in the banking industry and competitive responses to the proposed merger, as well as other relevant risks detailed in Coastal's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Coastal nor Intercontinental assumes any obligation to update the information contained in this press release.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Coastal and does not constitute an offer of any securities of Coastal for sale. Any solicitation of proxies will be made only by the proxy statement of Coastal that will be mailed to all stockholders promptly after it is cleared by the Securities and Exchange Commission. Investors and security holders of Coastal are urged to read the proxy statement and the relevant materials when they become available, because they will contain important information about Coastal and Intercontinental.

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